UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 15, 2010

RAPHAEL INDUSTRIES LTD.
(Exact name of registrant as specified in charter)

Nevada	20-3717729
(State or other jurisdiction	(I.R.S. Employer
of incorporation)	Identification No.)

5190 Neil Road Suite 430 Reno NV	89502
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (866) 261-8853

N/A
(Former name or former address, if changed since last report)

Item 7.01.   Regulation FD.

On October 15, 2010, Raphael Industries Ltd issued a press release announcing the execution of a non-binding heads of agreement for farm-in to certain oil and gas permits in Queensland Australia. The heads of agreement is confidential until a binding agreement is executed by the parties and will terminate in 45 days unless a definitive agreement has been executed.  In connection with the signing of the heads of agreement, and the proposed change of business strategy, the Company intends to change its name to Sino American Oil Company.

Item 9.01.   Exhibits.

Exhibit 99.1           Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Raphael Industries Ltd.

RON HUGHES
Ron Hughes
Chief Executive Officer, Chief Financial Officer
Secretary, Director